Exhibit 10.20

                    Amendment No. 1 to Stock Option Agreement


      This Amendment No. 1, dated as of January 20, 1997, to the Stock Option Agreement dated as of January 1, 1995 (the "Stock Option Agreement"), with respect to options to purchase 120,000 shares of Unilab common stock is entered into by and between Unilab Corporation, a Delaware corporation (the "Corporation") and Andrew H. Baker (the "Option Holder").

      The Stock Option Agreement is hereby amended as follows:

      1. Section 1 is amended by deleting the final sentence thereof, with the effect of immediately vesting all options.

      2. Section 3 is amended by (i) adding to the first sentence thereof, after the word "to" and before the word "a", the words "all or"; and (ii) deleting the second sentence thereof in its entirety and replacing it with the following sentence: "The Option Holder's right to exercise the aforementioned Option shall expire on January 20, 2007 (the "Expiration Date").

      3. Section 5 is deleted in its entirety and the section numbers thereafter are renumbered appropriately.

      4. Sections 6(a) and 6(b) are deleted in their entirety and replaced by the following: "Option Holder shall be entitled to exercise the Option through the Expiration Date notwithstanding termination of Option Holder's employment by the Corporation prior to the Expiration Date".

      5. Section 9 is hereby deleted in its entirety and replaced with the following:

         8. Mergers, Recapitalizations and Dissolutions. The "acquisition" of the Corporation by another entity shall cause each outstanding option to become an option to purchase shares of the acquiring entity, for the balance of the term of the option, at a price and for a number of shares as is consistent with the acquisition terms notwithstanding any contrary provision in the Stock Option Program in accordance with which this option was granted. The "acquisition" of the Corporation by another entity shall be defined to be either a merger or consolidation with an acquiring entity (or subsidiary or affiliate thereof) in which the Corporation is not the surviving entity or in which the Corporation becomes a subsidiary of an acquiring entity; the sale of substantially all of the Corporation's assets; or the dissolution or liquidation of the Corporation.

      Except as expressly provided above, the Stock Option Agreement shall remain in full force and effect.

      This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of Delaware, other than its conflicts of laws provisions.


      OPTION HOLDER                           UNILAB CORPORATION



      __________________________         By:  __________________________________
Name: Andrew H. Baker                    Name:
                                         Title: